Exhibit 99.2

ALTERRA CAPITAL HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

(Expressed in thousands of U.S. Dollars, except share amounts)

	March 31, 2013	December 31, 2012
	(Unaudited)
ASSETS

Cash and cash equivalents	$958,108	$440,298
Fixed maturities, trading, at fair value (amortized cost: 2013—$399,708; 2012—$421,827)	406,378	429,246
Fixed maturities, available for sale, at fair value (amortized cost: 2013—$4,819,126; 2012—$5,349,407)	5,068,520	5,647,303
Fixed maturities, held to maturity, at amortized cost (fair value: 2013—$1,013,628; 2012—$1,070,308)	818,656	852,266
Equity method investments	116,294	92,050
Other investments, at fair value	314,519	316,955
Restricted cash and cash equivalents	340,329	254,458
Accrued interest income	56,701	65,361
Premiums receivable	853,446	748,705
Losses and benefits recoverable from reinsurers	1,304,103	1,289,577
Deferred acquisition costs	169,239	146,328
Prepaid reinsurance premiums	301,437	247,740
Trades pending settlement	2,824	27,768
Goodwill and intangible assets	54,524	54,751
Other assets	69,094	64,272

Total assets	$10,834,172	$10,677,078

LIABILITIES
Property and casualty losses	$4,686,705	$4,690,344
Life and annuity benefits	1,124,600	1,159,545
Deposit liabilities	132,617	132,910
Funds withheld from reinsurers	91,796	92,733
Unearned property and casualty premiums	1,187,030	1,031,633
Reinsurance balances payable	197,637	176,027
Accounts payable and accrued expenses	83,102	107,742
Trades pending settlement	14,790	5,890
Senior notes	440,538	440,532

Total liabilities	7,958,815	7,837,356

SHAREHOLDERS’ EQUITY

Common shares (par value $1.00 per share); 96,192,368 (2012—96,059,645) shares issued and outstanding	96,192	96,060
Additional paid-in capital	1,724,261	1,721,241
Accumulated other comprehensive income	192,753	244,172
Retained earnings	862,151	778,249

Total shareholders’ equity	2,875,357	2,839,722

Total liabilities and shareholders’ equity	$10,834,172	$10,677,078

See accompanying notes to unaudited interim consolidated financial statements.

ALTERRA CAPITAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (Unaudited)

(Expressed in thousands of U.S. Dollars, except share and per share amounts)

	Three Months Ended March 31,
	2013	2012
REVENUES
Gross premiums written	$649,993	$661,330
Reinsurance premiums ceded	(190,290)	(224,462)

Net premiums written	$459,703	$436,868

Earned premiums	$487,254	$477,867
Earned premiums ceded	(141,352)	(139,692)

Net premiums earned	345,902	338,175
Net investment income	49,099	58,678
Net realized and unrealized gains (losses) on investments (includes $19,720 accumulated other comprehensive income reclassifications for net unrealized gains on available for sale and held to maturity securities)	40,395	25,493
Total other-than-temporary impairment losses	(369)	(5,467)
Portion of loss recognized in other comprehensive income, before taxes	217	98

Net impairment losses recognized in earnings	(152)	(5,369)
Other income	5,701	5,362

Total revenues	440,945	422,339

LOSSES AND EXPENSES
Net losses and loss expenses	203,557	206,029
Claims and policy benefits	13,887	13,466
Acquisition costs	56,902	59,724
Interest expense	8,132	8,628
Net foreign exchange losses (gains)	15	(32)
Merger and acquisition expenses	626	—
General and administrative expenses	57,923	60,082

Total losses and expenses	341,042	347,897

INCOME BEFORE TAXES	99,903	74,442

Income tax expense (benefit)	719	(4,582)

NET INCOME	99,184	79,024

Other comprehensive income
Holding (losses) gains on available for sale securities arising in period, net of tax	(24,013)	24,675

Net realized gains on available for sale and held to maturity securities included in net income, net of tax	(19,045)	(7,758)
Portion of other-than-temporary impairment losses recognized in other comprehensive income, net of tax	(217)	(98)
Foreign currency translation adjustment	(8,144)	1,370

Other comprehensive (loss) income	(51,419)	18,189

COMPREHENSIVE INCOME	$47,765	$97,213

Net income per share	$1.04	$0.78

Net income per diluted share	$0.99	$0.77

Weighted average common shares outstanding—basic	95,721,183	101,002,884

Weighted average common shares outstanding—diluted	100,513,656	103,154,081

See accompanying notes to unaudited interim consolidated financial statements.

ALTERRA CAPITAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (Unaudited)

(Expressed in thousands of U.S. Dollars)

	Three Months Ended March 31,
	2013	2012
Common shares
Balance, beginning of period	$96,060	$102,102
Issuance of common shares, net	332	677
Repurchase of shares	(200)	(2,072)

Balance, end of period	96,192	100,707

Additional paid-in capital
Balance, beginning of period	1,721,241	1,847,034
Issuance of common shares, net	4,191	(472)
Stock based compensation expense	4,779	7,486
Repurchase of shares	(5,950)	(46,761)

Balance, end of period	1,724,261	1,807,287

Accumulated other comprehensive income
Unrealized holdings gains:
Balance, beginning of period	287,113	204,301
Holding (losses) gains on available for sale fixed maturities arising in period, net of tax	(24,013)	24,675
Net realized gains on available for sale and held to maturity securities included in net income, net of tax	(19,045)	(7,758)
Portion of other-than-temporary impairment losses recognized in other comprehensive income, net of tax	(217)	(98)

Balance, end of period	243,838	221,120
Cumulative foreign currency translation adjustment:
Balance, beginning of period	(42,941)	(37,344)
Foreign currency translation adjustment	(8,144)	1,370

Balance, end of period	(51,085)	(35,974)

Total accumulated other comprehensive income, end of period	192,753	185,146

Retained earnings
Balance, beginning of period	778,249	693,142
Net income	99,184	79,024
Dividends	(15,282)	(14,044)

Balance, end of period	862,151	758,122

Total shareholders’ equity	$2,875,357	$2,851,262

See accompanying notes to unaudited interim consolidated financial statements.

ALTERRA CAPITAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Expressed in thousands of U.S. Dollars)

	Three Months Ended March 31,
	2013	2012
OPERATING ACTIVITIES
Net income	$99,184	$79,024
Adjustments to reconcile net income to net cash provided by operating activities:
Stock based compensation	4,779	7,486
Net amortization of premium on fixed maturities	9,176	5,616
Accretion of deposit liabilities	1,278	960
Net realized and unrealized (gains) losses on investments	(40,395)	(25,493)
Net impairment losses recognized in earnings	152	5,369
Changes in:
Accrued interest income	8,660	7,108
Premiums receivable	(104,408)	(146,066)
Losses and benefits recoverable from reinsurers	(18,777)	(32,372)
Deferred acquisition costs	(23,536)	(28,975)
Prepaid reinsurance premiums	(54,707)	(85,417)
Other assets	(3,206)	(7,625)
Property and casualty losses	6,300	81,529
Life and annuity benefits	(11,354)	(11,836)
Funds withheld from reinsurers	(937)	(19,676)
Unearned property and casualty premiums	158,445	193,161
Reinsurance balances payable	22,930	66,102
Accounts payable and accrued expenses	(24,640)	(20,853)

Cash provided by operating activities	28,944	68,042

INVESTING ACTIVITIES
Purchases of available for sale securities	(252,267)	(520,816)
Sales of available for sale securities	507,907	290,644
Redemptions/maturities of available for sale securities	267,666	213,629
Purchases of trading securities	(22,739)	(24,898)
Sales of trading securities	27,793	21,001
Redemptions/maturities of trading securities	7,403	14,190
Sales of held to maturity securities	19,892	—
Redemptions/maturities of held to maturity securities	16,997	8,821
Net sales (purchases) of other investments	39,869	(32,951)
Net purchases of equity method investments	(66,619)	(62,053)
Return of capital/dividends from equity method investments	46,770	—
Change in restricted cash and cash equivalents	(85,871)	3,138

Cash provided by (used in) investing activities	506,801	(89,295)

FINANCING ACTIVITIES
Net proceeds from issuance of common shares	4,523	205
Repurchase of common shares	(6,150)	(48,833)
Dividends paid	(15,161)	(13,734)
Additions to deposit liabilities	362	427
Payments of deposit liabilities	(1,934)	(1,363)

Cash used in financing activities	(18,360)	(63,298)

Effect of exchange rate changes on foreign currency cash and cash equivalents	425	9,588
Net increase in cash and cash equivalents	517,810	(74,963)
Cash and cash equivalents, beginning of period	440,298	469,477

CASH AND CASH EQUIVALENTS, END OF PERIOD	$958,108	$394,514

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest paid totaled $10,938 and $11,137 for the three months ended March 31, 2013 and 2012, respectively.

Income taxes paid totaled $2,289 and $4,197 for the three months ended March 31, 2013 and 2012, respectively.

See accompanying notes to unaudited interim consolidated financial statements.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

1. GENERAL

Alterra Capital Holdings Limited (“Alterra” and, collectively with its subsidiaries, the “Company”) is a Bermuda headquartered global enterprise dedicated to providing diversified specialty insurance and reinsurance products to corporations, public entities and property and casualty insurers. Alterra was incorporated on July 8, 1999 under the laws of Bermuda.

On December 18, 2012 Alterra entered into an Agreement and Plan of Merger, or the Merger Agreement, with Markel Corporation, or Markel, and Commonwealth Merger Subsidiary Limited, a direct wholly-owned subsidiary of Markel, or Merger Sub, pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will merge with and into Alterra, or the Merger, with Alterra as the surviving company becoming a wholly-owned subsidiary of Markel. Pursuant to the Merger Agreement, upon the closing of the Merger, each issued and outstanding Alterra common share (other than any restricted stock that does not vest in connection with the Merger), will automatically be converted into the right to receive (a) 0.04315 validly issued, fully paid and nonassessable shares of Markel voting common stock, without par value, together with any cash paid in lieu of fractional shares, and (b) $10.00 in cash, without interest. The Merger Agreement is governed by Bermuda law and subject to the jurisdiction of Bermuda courts. The Merger will be a taxable event for Alterra shareholders. The Merger is expected to close on May 1, 2013, subject to customary closing conditions.

Unless otherwise indicated or unless the context otherwise requires, all references in these consolidated financial statements to entity names are as set forth in the following table:

Reference	Entity’s legal name
Alterra	Alterra Capital Holdings Limited
Alterra Agency	Alterra Agency Limited
Alterra America	Alterra America Insurance Company
Alterra at Lloyd’s	Alterra at Lloyd’s Limited
Alterra Bermuda	Alterra Bermuda Limited
Alterra Brazil	Alterra Resseguradora do Brasil S.A.
Alterra Capital UK	Alterra Capital UK Limited
Alterra E&S	Alterra Excess & Surplus Insurance Company
Alterra Europe	Alterra Europe plc
Alterra Finance	Alterra Finance LLC
Alterra Holdings	Alterra Holdings Limited
Alterra Insurance USA	Alterra Insurance USA Inc.
Alterra Re USA	Alterra Reinsurance USA Inc.
Alterra USA	Alterra USA Holdings Limited
New Point IV	New Point IV Limited
New Point Re IV	New Point Re IV Limited
New Point V	New Point V Limited
New Point Re V	New Point Re V Limited

The Company’s Bermuda insurance and reinsurance operations are conducted through Alterra Bermuda, which is registered as both a Class 4 commercial and Class C long-term insurer under the insurance laws of Bermuda.

The Company’s U.S. reinsurance operations are conducted through Alterra Re USA, a Connecticut-domiciled reinsurance company. The Company’s U.S. insurance operations are conducted through Alterra E&S, a Delaware-domiciled excess and surplus insurance company, and Alterra America, a Delaware-domiciled insurance company. Through Alterra E&S and Alterra America, the Company writes both admitted and non-admitted business throughout the United States and Puerto Rico.

The Company’s non-Lloyd’s European insurance and reinsurance operations are based primarily in Dublin, Ireland and are conducted through Alterra Europe and its branches in London, England and Zurich, Switzerland.

The Company’s Lloyd’s operations are conducted by Alterra at Lloyd’s through Lloyd’s Syndicates 1400, 2525 and 2526 (collectively, the “Syndicates”), which underwrite a diverse portfolio of specialty risks in Europe, the United States and Latin America. Alterra at Lloyd’s operations are based primarily in London, England, with locations in Dublin, Ireland and Zurich, Switzerland. As of March 31, 2013, the Company’s proportionate share of Syndicates 1400, 2525 and 2526 for the 2013 year of account are 100%, nil and approximately 20%, respectively.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The Company’s Latin America operations are conducted through Alterra at Lloyd’s in Rio de Janeiro, Brazil, using Lloyd’s admitted status, through Alterra Europe using a representative office in Bogotá, Colombia and a service company in Buenos Aires, Argentina and through Alterra Brazil, a local reinsurance company in Rio de Janeiro.

The consolidated financial statements are prepared in accordance with United States generally accepted accounting principles, or U.S. GAAP, for interim financial information and in conformity with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, these unaudited consolidated financial statements reflect all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the Company’s financial position and results of operations as at the end of and for the periods presented. All significant intercompany accounts and transactions have been eliminated from these statements.

2. RECENT ACCOUNTING PRONOUNCEMENTS

ASU 2012-02, Intangibles—Goodwill and Other (350)—Testing Indefinite-Lived Intangible Assets for Impairment

Accounting Standards Update, or ASU, 2012-02 permits an entity to first assess qualitative factors to determine whether it is necessary to perform the quantitative impairment test for indefinite-lived intangible assets. An entity that elects to perform a qualitative assessment is required to perform the quantitative impairment test for an indefinite-lived intangible asset if it is more likely than not that the asset is impaired. ASU 2012-02 is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. This standard did not have a material impact on the Company’s interim unaudited consolidated financial statements.

ASU 2013-02, Comprehensive Income (220)—Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income

ASU 2013-02 requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under GAAP that provide additional detail about those amounts. ASU 2013-02 is effective prospectively for fiscal periods beginning after December 15, 2012 with early adoption permitted. This standard did not have a material impact on the Company’s interim unaudited consolidated financial statements.

3. SEGMENT INFORMATION

The Company monitors the performance of its underwriting operations in five segments: global insurance, U.S. insurance, reinsurance, Alterra at Lloyd’s, and life and annuity reinsurance.

Global Insurance Segment

The Company’s global insurance segment offers property and casualty excess of loss insurance from its offices in Bermuda, Dublin and London primarily to U.S. and international Fortune 1000 companies. Insurance offered from the Company’s U.S. offices is included within the U.S. insurance segment. Principal lines of business for this segment include aviation, excess liability, professional liability and property.

U.S. Insurance Segment

The Company’s U.S. insurance segment offers property and casualty insurance coverage from its offices in the United States primarily to Fortune 3000 companies. Principal lines of business for this segment include general/excess liability, marine, professional liability and property.

Reinsurance Segment

The Company’s reinsurance segment offers property and casualty quota share and excess of loss reinsurance from its offices in Bermuda, Bogotà, Buenos Aires, Dublin, London, Rio de Janeiro and the United States to insurance and reinsurance companies worldwide. Principal lines of business for this segment include agriculture, auto, aviation, credit/surety, general casualty, marine & energy, medical malpractice, professional liability, property, whole account and workers’ compensation.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Alterra at Lloyd’s Segment

The Company’s Alterra at Lloyd’s segment offers property and casualty quota share and excess of loss insurance and reinsurance from its offices in London, Dublin and Zurich, primarily to medium-to large-sized international clients. Principal lines of business for this segment include accident & health, agriculture, aviation, financial institutions, international casualty, marine, professional liability and property.

Life and Annuity Reinsurance Segment

The Company’s life and annuity reinsurance segment previously offered reinsurance products that focused on blocks of life and annuity business, which took the form of co-insurance transactions whereby the risks are reinsured on the same basis as the original policies. In 2010 the Company determined not to write any new life and annuity contracts in the foreseeable future.

Corporate

The Company also has a corporate function that includes the Company’s investment and financing activities.

Invested assets are managed on an aggregated basis, and investment income and realized and unrealized gains on investments are not allocated to the property and casualty segments. Because of the longer duration of liabilities on life and annuity reinsurance business, and the accretion of the discounted carrying value of life and annuity benefits, investment returns are important in evaluating the profitability of this segment. Consequently, the Company allocates investment returns from the consolidated portfolio to the life and annuity reinsurance segment. The allocation is based on a notional allocation of invested assets from the consolidated portfolio using durations that are determined based on estimated cash flows for the life and annuity reinsurance segment. The balance of investment returns from this consolidated portfolio is allocated to the corporate function for the purposes of segment reporting.

Operations by Segment

Management monitors the performance of all segments, other than life and annuity reinsurance, on the basis of underwriting income, loss ratio, acquisition cost ratio, general and administrative expense ratio and combined ratio, along with other metrics. Management monitors the performance of the life and annuity reinsurance segment on the basis of income before taxes for the segment, which includes revenue from net premiums earned and allocated net investment income, and expenses from claims and policy benefits, acquisition costs and general and administrative expenses.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

A summary of operations by segment for the three months ended March 31, 2013 and 2012 follows:

(Expressed in thousands of U.S. Dollars)

	Three Months Ended March 31, 2013
	Property & Casualty					Life & Annuity	Corporate	Consolidated
	Global Insurance	U.S. Insurance	Reinsurance	Alterra at Lloyd’s	Total	Reinsurance (a)
Gross premiums written	$75,554	$99,473	$315,858	$158,384	$649,269	$724	$—	$649,993
Reinsurance premiums ceded	(45,053)	(62,682)	(57,474)	(24,998)	(190,207)	(83)	—	(190,290)

Net premiums written	$30,501	$36,791	$258,384	$133,386	$459,062	$641	$—	$459,703

Earned premiums	$93,585	$99,926	$214,887	$78,132	$486,530	$724	$—	$487,254
Earned premiums ceded	(47,213)	(49,963)	(34,835)	(9,258)	(141,269)	(83)	—	(141,352)

Net premiums earned	46,372	49,963	180,052	68,874	345,261	641	—	345,902
Net losses and loss expenses	(34,922)	(33,215)	(94,662)	(40,758)	(203,557)	—	—	(203,557)
Claims and policy benefits	—	—	—	—	—	(13,887)	—	(13,887)
Acquisition costs	(43)	(4,327)	(40,438)	(11,965)	(56,773)	(129)	—	(56,902)
General and administrative expenses	(5,977)	(10,445)	(15,100)	(10,035)	(41,557)	(106)	—	(41,663)
Other income	884	—	4,864	—	5,748	—	—	5,748

Underwriting income	$6,314	$1,976	$34,716	$6,116	$49,122	n/a	—	n/a
Net investment income						13,526	35,573	49,099
Net realized and unrealized gains on investments							40,395	40,395
Net impairment losses recognized in earnings							(152)	(152)
Corporate other income							(47)	(47)
Interest expense							(8,132)	(8,132)
Net foreign exchange losses							(15)	(15)
Merger and acquisition expenses							(626)	(626)
Corporate general and administrative expenses							(16,260)	(16,260)

Income before taxes						$45	$50,736	$99,903

Loss ratio (b)	75.3%	66.5%	52.6%	59.2%	59.0%
Acquisition cost ratio (c)	0.1%	8.7%	22.5%	17.4%	16.4%
General and administrative expense ratio (d)	12.9%	20.9%	8.4%	14.6%	12.0%

Combined ratio (e)	88.3%	96.0%	83.4%	91.1%	87.4%

(a)	Loss ratio and combined ratio are not provided for the life and annuity reinsurance segment as the Company believes these ratios are not appropriate measures for evaluating the profitability of life and annuity underwriting.
(b)	Loss ratio is calculated by dividing net losses and loss expenses by net premiums earned.
(c)	Acquisition cost ratio is calculated by dividing acquisition costs by net premiums earned.
(d)	General and administrative expense ratio is calculated by dividing general and administrative expenses by net premiums earned.
(e)	Combined ratio is calculated by dividing the sum of net losses and loss expenses, acquisition costs and general and administrative expenses by net premiums earned.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

	Three Months Ended March 31, 2012
	Property & Casualty					Life & Annuity	Corporate	Consolidated
	Global Insurance	U.S. Insurance	Reinsurance	Alterra at Lloyd’s	Total	Reinsurance (a)
Gross premiums written	$66,771	$104,282	$343,694	$146,143	$660,890	$440	$—	$661,330
Reinsurance premiums ceded	(43,251)	(70,494)	(72,109)	(38,590)	(224,444)	(18)	—	(224,462)

Net premiums written	$23,520	$33,788	$271,585	$107,553	$436,446	$422	$—	$436,868

Earned premiums	$94,103	$96,241	$214,184	$72,899	$477,427	$440	$—	$477,867
Earned premiums ceded	(47,133)	(40,456)	(32,036)	(20,049)	(139,674)	(18)	—	(139,692)

Net premiums earned	46,970	55,785	182,148	52,850	337,753	422	—	338,175
Net losses and loss expenses	(18,061)	(37,564)	(111,729)	(38,675)	(206,029)	—	—	(206,029)
Claims and policy benefits	—	—	—	—	—	(13,466)	—	(13,466)
Acquisition costs	(59)	(7,696)	(42,416)	(9,434)	(59,605)	(119)	—	(59,724)
General and administrative expenses	(6,481)	(12,257)	(19,311)	(9,095)	(47,144)	(34)	—	(47,178)
Other income	815	81	4,441	—	5,337	—	—	5,337

Underwriting income (loss)	$23,184	$(1,651)	$13,133	$(4,354)	$30,312	n/a	—	n/a
Net investment income						14,776	43,902	58,678
Net realized and unrealized gains on investments							25,493	25,493
Net impairment losses recognized in earnings							(5,369)	(5,369)
Corporate other income							25	25
Interest expense							(8,628)	(8,628)
Net foreign exchange gains							32	32
Corporate general and administrative expenses							(12,904)	(12,904)

Income before taxes						$1,579	$42,551	$74,442

Loss ratio (b)	38.5%	67.3%	61.3%	73.2%	61.0%
Acquisition cost ratio (c)	0.1%	13.8%	23.3%	17.9%	17.6%
General and administrative expense ratio (d)	13.8%	22.0%	10.6%	17.2%	14.0%

Combined ratio (e)	52.4%	103.1%	95.2%	108.2%	92.6%

(a)	Loss ratio and combined ratio are not provided for the life and annuity reinsurance segment as the Company believes these ratios are not appropriate measures for evaluating the profitability of life and annuity underwriting.
(b)	Loss ratio is calculated by dividing net losses and loss expenses by net premiums earned.
(c)	Acquisition cost ratio is calculated by dividing acquisition costs by net premiums earned.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(d)	General and administrative expense ratio is calculated by dividing general and administrative expenses by net premiums earned.
(e)	Combined ratio is calculated by dividing the sum of net losses and loss expenses, acquisition costs and general and administrative expenses by net premiums earned.

The Company’s clients are located in three geographic regions: North America, Europe and the rest of the world. Property and casualty gross premiums written and reinsurance premiums ceded by geographic region for the three months ended March 31, 2013 were:

(Expressed in thousands of U.S dollars)	North America	Europe	Rest of the world	Total
Gross premiums written	$455,192	$146,158	$47,919	$649,269
Reinsurance ceded	(142,390)	(29,755)	(18,062)	(190,207)

	$312,802	$116,403	$29,857	$459,062

Property and casualty gross premiums written and reinsurance premiums ceded by geographic region for the three months ended March 31, 2012 were:

(Expressed in thousands of U.S dollars)	North America	Europe	Rest of the world	Total
Gross premiums written	$436,885	$190,803	$33,202	$660,890
Reinsurance ceded	(120,082)	(67,262)	(37,100)	(224,444)

	$316,803	$123,541	$(3,898)	$436,446

The largest client in each of the three months ended March 31, 2013 and 2012 accounted for 3.7% and 6.3% of the Company’s property and casualty gross premiums written, respectively.

All of the life and annuity gross premiums written and reinsurance premiums ceded, by geographic region, for the three months ended March 31, 2013 and 2012 were from North America. There were no new life and annuity transactions written in the three months ended March 31, 2013 and 2012.

4. BUSINESS COMBINATION

On May 12, 2010, Harbor Point Limited, or Harbor Point, amalgamated with Alterra Holdings, a direct, wholly-owned subsidiary of Alterra, or the Amalgamation. The Amalgamation was accounted for as a business combination, with Alterra the accounting acquirer. The Company recorded the acquired assets and liabilities of Harbor Point at their fair values.

The net loss reserves acquired included an increase of $91.0 million to adjust net loss reserves to fair value. This fair value adjustment is included within property and casualty losses on the consolidated balance sheets. This amount is being amortized to net losses and loss expenses in the consolidated statements of operations and comprehensive income over a weighted average period of 4.0 years, based on the estimated settlement of underlying losses. For the three months ended March 31, 2013 and 2012, $4.2 million and $6.2 million, respectively, was amortized. As of March 31, 2013, the unamortized balance of this fair value adjustment was $27.9 million.

The net unearned premiums acquired included a decrease of $127.2 million to adjust net unearned premiums to fair value. This fair value adjustment is included within unearned property and casualty premiums on the consolidated balance sheet. This amount is being amortized to acquisition costs in the consolidated statements of operations and comprehensive income over two years. The amortization approximates the amount of Harbor Point’s deferred acquisition costs that would have been recorded as acquisition costs had they not been fair valued under acquisition accounting. For the three months ended March 31, 2013 and 2012, $0.9 million and $4.5 million, respectively, was amortized. As of March 31, 2013, the unamortized balance of this fair value adjustment was $1.0 million.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

5. INVESTMENTS

Fixed Maturities—Available for Sale

The fair values and amortized cost of available for sale fixed maturities as of March 31, 2013 and December 31, 2012 were:

		Included in Accumulated Other Comprehensive Income
			Gross Unrealized Losses
March 31, 2013 (Expressed in thousands of U.S. Dollars)	Amortized Cost	Gross Unrealized Gain	Non-OTTI Unrealized Loss	OTTI Unrealized Loss	Fair Value
U.S. government and agencies	$729,037	$21,942	$(233)	$—	$750,746
Non-U.S. governments	142,681	9,487	(172)	—	151,996
Corporate securities	2,094,910	115,961	(4,716)	—	2,206,155
Municipal securities	230,252	29,916	(269)	—	259,899
Asset-backed securities	285,624	3,847	(902)	(2,483)	286,086
Residential mortgage-backed securities (1)	919,513	44,812	(501)	(99)	963,725
Commercial mortgage-backed securities	417,109	33,943	(1,139)	—	449,913

	$4,819,126	$259,908	$(7,932)	$(2,582)	$5,068,520

(1)	Included within residential mortgage-backed securities are securities issued by U.S. agencies with a fair value of $955,764.

		Included in Accumulated Other Comprehensive Income
			Gross Unrealized Losses
December 31, 2012 (Expressed in thousands of U.S. Dollars)	Amortized Cost	Gross Unrealized Gain	Non-OTTI Unrealized Loss	OTTI Unrealized Loss	Fair Value
U.S. government and agencies	$727,516	$28,950	$(377)	$—	$756,089
Non-U.S. governments	170,030	12,498	(43)	—	182,485
Corporate securities	2,294,516	138,211	(4,334)	(24)	2,428,369
Municipal securities	243,025	30,720	(409)	—	273,336
Asset-backed securities	358,289	4,084	(2,096)	(2,888)	357,389
Residential mortgage-backed securities (1)	1,145,076	56,487	(465)	(284)	1,200,814
Commercial mortgage-backed securities	410,955	38,908	(1,042)	—	448,821

	$5,349,407	$309,858	$(8,766)	$(3,196)	$5,647,303

(1)	Included within residential mortgage-backed securities are securities issued by U.S. agencies with a fair value of $1,179,093.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The following table sets forth certain information regarding the investment ratings of the Company’s available for sale fixed maturities (using the lower of the ratings from Standard and Poor’s Ratings Services, or S&P, and Moody’s Investor Services, Inc., or Moody’s), as of March 31, 2013 and December 31, 2012;

	March 31, 2013		December 31, 2012
(Expressed in thousands of U.S. Dollars)	Fair Value	%	Fair Value	%
U.S. government and agencies (1)	$1,706,510	33.7	$1,935,182	34.3
AAA	854,680	16.9	1,059,425	18.8
AA	691,937	13.7	649,507	11.5
A	1,345,532	26.5	1,411,853	25.0
BBB	271,691	5.4	312,564	5.5
BB	41,725	0.8	67,041	1.2
B	107,494	2.1	158,934	2.8
CCC or lower	38,759	0.7	38,420	0.7
Not rated	10,192	0.2	14,377	0.2

	$5,068,520	100.0	$5,647,303	100.0

(1)	Included within U.S. government and agencies are residential mortgage-backed securities issued by U.S. agencies with a fair value of $955,764 (December 31, 2012—$1,179,093).

The maturity distribution for available for sale fixed maturities held as of March 31, 2013 was:

(Expressed in thousands of U.S. Dollars)	Amortized Cost	Fair Value
Within one year	$596,225	$600,785
After one year through five years	1,615,648	1,666,694
After five years through ten years	618,522	673,265
More than ten years	366,485	428,052

	3,196,880	3,368,796
Asset-backed securities	285,624	286,086
Mortgage-backed securities	1,336,622	1,413,638

	$4,819,126	$5,068,520

Actual maturities could differ from expected contractual maturities because borrowers may have the right to call or prepay obligations, with or without call or prepayment penalties.

Fixed Maturities—Held to Maturity

On March 31, 2013, the Company reclassified securities with a fair value of $18.1 million from available for sale to held to maturity in the consolidated financial statements as the Company determined it has the intent to hold such securities to maturity. The unrealized appreciation at the date of the transfer will continue to be reported as a separate component of shareholders’ equity and will be amortized over the remaining lives of the securities as an adjustment to yield in a manner consistent with the amortization of any premium or discount. The unrealized appreciation on the date of transfer was $1.9 million. During the three months ended March 31, 2013, the Company sold held to maturity securities with an amortized cost of $15.2 million and an unrealized loss within accumulated other comprehensive income of $2.5 million, for proceeds of $19.9 million, resulting in a net realized gain of $2.2 million in net income.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The fair values and amortized cost of held to maturity fixed maturities as of March 31, 2013 and December 31, 2012 were:

March 31, 2013 (Expressed in thousands of U.S. Dollars)	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Fair Value
U.S. government and agencies	$27,651	$3,457	$—	$31,108
Non-U.S. governments	513,960	137,887	—	651,847
Corporate securities	274,958	53,628	—	328,586
Municipal securities	1,879	—	—	1,879
Asset-backed securities	208	—	—	208

	$818,656	$194,972	$—	$1,013,628

December 31, 2012 (Expressed in thousands of U.S. Dollars)	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Fair Value
U.S. government and agencies	$27,639	$3,842	$—	$31,481
Non-U.S. governments	527,843	152,251	—	680,094
Corporate securities	296,360	61,948	—	358,308
Asset-backed securities	424	1	—	425

	$852,266	$218,042	$—	$1,070,308

The following tables set forth certain information regarding the investment ratings of the Company’s held to maturity fixed maturities (using the lower of the ratings from S&P and Moody’s) as of March 31, 2013 and December 31, 2012:

March 31, 2013 (Expressed in thousands of U.S. Dollars)	Amortized Cost	%	Fair Value	%
U.S. government and agencies	$27,651	3.4	$31,108	3.1
AAA	395,824	48.4	511,802	50.5
AA	265,912	32.5	319,165	31.5
A	101,354	12.4	118,321	11.7
BBB	26,519	3.2	31,768	3.1
BB	1,396	0.1	1,464	0.1

	$818,656	100.0	$1,013,628	100.0

December 31, 2012 (Expressed in thousands of U.S. Dollars)	Amortized Cost	%	Fair Value	%
U.S. government and agencies	$27,639	3.2	$31,481	2.9
AAA	406,659	47.7	532,741	49.8
AA	284,282	33.4	344,170	32.2
A	99,235	11.6	119,756	11.2
BBB	32,031	3.8	39,755	3.7
Not rated	2,420	0.3	2,405	0.2

	$852,266	100.0	$1,070,308	100.0

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The maturity distribution for held to maturity fixed maturities held as of March 31, 2013 was:

(Expressed in thousands of U.S. Dollars)	Amortized Cost	Fair Value
Within one year	$31,748	$31,941
After one year through five years	90,129	98,231
After five years through ten years	151,699	182,486
More than ten years	544,872	700,761

	818,448	1,013,419
Asset-backed securities	208	209

	$818,656	$1,013,628

Actual maturities could differ from expected contractual maturities because borrowers may have the right to call or prepay obligations, with or without call or prepayment penalties.

Net Investment Income

Net investment income earned for the three months ended March 31, 2013 and 2012 was:

	Three Months Ended March 31,
(Expressed in thousands of U.S. Dollars)	2013	2012
Interest earned on investments and cash and cash equivalents	$61,060	$66,271
Net amortization of premium on fixed maturities	(9,176)	(5,616)
Investment expenses	(2,785)	(1,977)

	$49,099	$58,678

Net Realized and Unrealized Gains and Losses

The net realized and unrealized gains and losses on investments for the three months ended March 31, 2013 and 2012 were:

	Three Months Ended March 31,
(Expressed in thousands of U.S. Dollars)	2013	2012
Gross realized gains on available for sale and held to maturity securities	$26,210	$11,451
Gross realized losses on available for sale securities	(1,837)	(3,692)
Net realized and unrealized (losses) gains on trading securities	(861)	1,066
Increase in fair value of hedge funds	12,660	3,679
Increase in fair value of structured deposit	—	365
Income from equity method investments	4,395	4,927
(Decrease) increase in fair value of derivatives	(172)	7,697

Net realized and unrealized gains on investments	$40,395	$25,493

Net other-than-temporary impairment losses recognized in earnings	$(152)	$(5,369)

(Decrease) increase in net unrealized gains on available for sale fixed maturities, before tax	$(48,502)	$18,181

Included in net realized and unrealized (losses) gains on trading securities were $0.1 million and $0.1 million of net realized gains recognized on trading securities sold during the three months ended March 31, 2013 and 2012, respectively.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Other-Than-Temporary Impairment

The Company attempts to match the maturities of its fixed maturities portfolio to the expected timing of its loss and benefit payments. Due to fluctuations in interest rates, it is likely that over the period a security is held there will be periods, perhaps greater than twelve months, when the security’s fair value is less than its cost, resulting in unrealized losses.

Any other-than-temporary impairment, or OTTI, related to a credit loss is recognized in earnings, and the amount of the OTTI related to other factors (e.g. interest rates, market conditions, etc.) is recorded as a component of other comprehensive income. If no credit loss exists but either: (i) the Company has the intent to sell the debt security; or (ii) it is more likely than not that the Company will be required to sell the debt security before its anticipated recovery, the entire unrealized loss is recognized in earnings. In periods after the recognition of an OTTI on debt securities, the Company accounts for such securities as if they had been purchased on the measurement date of the OTTI at an amortized cost basis equal to the previous amortized cost basis less the OTTI recognized in earnings.

The Company has reviewed all debt securities in an unrealized loss position at the end of the period to identify any securities for which there is an intention to sell after the period end. For those securities where there is such an intention, the OTTI charge (being the difference between the amortized cost and the fair value of the security) was recognized in net income. The Company has reviewed debt securities in an unrealized loss position to determine whether it is more likely than not that it will be required to sell those securities. The Company has considered its liquidity and working capital needs and determined that it is not more likely than not that it will be required to sell any of the securities in an unrealized loss position. The Company has also performed a review of debt securities, which considers various indicators of potential credit losses. These indicators include the length of time and extent of the unrealized loss, any specific adverse conditions, historic and implied volatility of the security, failure of the issuer of the security to make scheduled interest payments, expected cash flow analysis, significant rating changes and recoveries or additional declines in fair value subsequent to the balance sheet date. The consideration of these indicators and the estimation of credit losses involve significant management judgment.

The Company recorded $0.2 million of OTTI in earnings for the three months ended March 31, 2013, of which $0.1 million related to estimated credit losses and $0.1 million was recorded due to the decision to sell certain securities prior to their recovery in value ($5.4 million in the three months ended March 31, 2012, of which $0.2 million related to estimated credit losses and $5.2 million was recorded due to the decision to sell certain securities prior to their recovery in value).

The following methodology and significant inputs were used to determine the estimated credit losses during the three months ended March 31, 2013:

•

Residential mortgage-backed securities ($0.1 million credit loss recognized for the three months ended March 31, 2013)—the Company utilized underlying data for each security provided by its investment managers in order to determine an expected recovery value for each security. The analysis includes expected cash flow projections under base case and stress case scenarios, which modify expected default expectations, loss severities and prepayment assumptions. The significant inputs in the models include expected default rates, delinquency rates and foreclosure costs. The Company reviews the process used by each investment manager in developing its analysis, reviews the results of the analysis and then determines what the expected recovery values are for each security, which incorporates both base case and stress case scenarios.

Available for sale fixed maturities with unrealized losses, and the duration of such conditions as of March 31, 2013 and as of December 31, 2012, were:

	Less Than 12 Months		12 Months or Longer		Total
March 31, 2013 (Expressed in thousands of U.S. Dollars)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. government and agencies	$51,423	$182	$10,148	$51	$61,571	$233
Non-U.S. governments	11,290	135	2,228	37	13,518	172
Corporate securities	147,607	4,716	—	—	147,607	4,716
Municipal securities	9,814	269	—	—	9,814	269
Asset-backed securities	77,711	3,242	328	143	78,039	3,385
Residential mortgage-backed securities	44,954	600	—	—	44,954	600
Commercial mortgage-backed securities	101,717	1,139	—	—	101,717	1,139

	$444,516	$10,283	$12,704	$231	$457,220	$10,514

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

	Less Than 12 Months		12 Months or Longer		Total
December 31, 2012 (Expressed in thousands of U.S. Dollars)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. government and agencies	$25,745	$298	$4,153	$79	$29,898	$377
Non-U.S. governments	9,694	34	1,564	9	11,258	43
Corporate securities	128,818	4,358	—	—	128,818	4,358
Municipal securities	20,622	409	—	—	20,622	409
Asset-backed securities	66,568	4,833	252	151	66,820	4,984
Residential mortgage-backed securities	41,414	749	—	—	41,414	749
Commercial mortgage-backed securities	54,347	1,042	—	—	54,347	1,042

	$347,208	$11,723	$5,969	$239	$353,177	$11,962

Of the total holdings of 2,989 (as of December 31, 2012—3,262) available for sale securities, 263 (as of December 31, 2012—262) had unrealized losses as of March 31, 2013.

The following table provides a roll-forward of the amount related to credit losses recognized in earnings for which a portion of an OTTI was recognized in accumulated other comprehensive income:

	Three Months Ended March 31,
(Expressed in thousands of U.S. Dollars)	2013	2012
Beginning balance at January 1	$4,479	$5,283
Addition for credit loss impairment recognized in the current period on securities not previously impaired	38	90
Addition for credit loss impairment recognized in the current period on securities previously impaired	35	66
Reduction for securities the Company intends to sell	—	—
Reduction for securities sold during the period	(1,041)	(468)

Ending balance at March 31	$3,511	$4,971

Equity Method Investments

The Company owns 30.3% of the common shares of New Point V. As of March 31, 2013, the carrying value of this investment was $70.9 million (December 31, 2012—$nil). The Company’s equity share of net income for this investment for the three months ended March 31, 2013 was $4.3 million. The Company owns 34.8% of the common shares of New Point IV. As of March 31, 2013, the carrying value of this investment was $41.9 million (December 31, 2012—$88.5 million). The Company’s equity share of net income for this investment for the three months ended March 31, 2013 and 2012 was $0.2 million and $4.9 million, respectively. The Company also owns 7.5% of the common shares of Grand Central Re Limited, or Grand Central Re, and 13.8% of the common shares of Bay Point Holdings Limited, or Bay Point. The Company’s equity share of net income for all equity method investments is included in net realized and unrealized investment gains (losses) on investments in the consolidated statement of operations and comprehensive income.

Other Investments

The following is a summary of other investments as of March 31, 2013 and December 31, 2012:

	March 31, 2013		December 31, 2012
(Expressed in thousands of U.S. Dollars)		Allocation %		Allocation %
Hedge funds, at fair value	$290,861	92.5	$293,193	92.5
Structured deposits, at fair value	24,250	7.7	24,250	7.7
Derivatives, at fair value	(592)	(0.2)	(488)	(0.2)

	$314,519	100.0	$316,955	100.0

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Hedge Funds

The Company has investments in hedge funds across various investment strategies, together, the “hedge fund portfolio.” The distribution of the hedge fund portfolio by investment strategy as of March 31, 2013 and December 31, 2012 was:

	March 31, 2013		December 31, 2012
(Expressed in thousands of U.S. Dollars)	Fair Value	Allocation %	Fair Value	Allocation %
Distressed securities	$878	0.3	$11,214	3.8
Diversified arbitrage	8,772	3.0	12,171	4.2
Emerging markets	5,241	1.8	3,576	1.2
Event-driven arbitrage	26,392	9.1	7,026	2.4
Fund of funds	18,742	6.4	18,316	6.2
Global macro	77,618	26.7	61,145	20.9
Long/short credit	21,296	7.3	377	0.1
Long/short equity	131,922	45.4	177,708	60.6
Opportunistic	—	—	1,660	0.6

Total hedge fund portfolio	$290,861	100.0	$293,193	100.0

Redemptions receivable of $2.8 million and $27.8 million related to the hedge fund portfolio are excluded from the above table and are presented within trades pending settlement on the consolidated balance sheets as of March 31, 2013, and December 31, 2012, respectively.

As of March 31, 2013, the hedge fund portfolio was invested in eight strategies in 35 underlying funds. The Company is able to redeem the hedge funds on the same terms that the underlying funds can be redeemed. In general, the funds in which the Company is invested require at least 30 days notice of redemption, and may be redeemed on a monthly, quarterly, semi-annual, annual or longer basis, depending on the fund.

Certain funds have a lock-up period. A lock-up period refers to the initial amount of time an investor is contractually required to invest before having the ability to redeem. Funds that do provide for periodic redemptions may, depending on the funds’ governing documents, have the ability to deny or delay a redemption request, called a “gate.” The fund may implement this restriction because the aggregate amount of redemption requests as of a particular date exceeds a specified level, generally ranging from 15% to 25% of the fund’s net assets. The gate is a method for executing an orderly redemption process that allows for redemption requests to be executed in a timely manner to reduce the possibility of adversely affecting the remaining investors in the fund. Typically, the imposition of a gate delays a portion of the requested redemption, with the remaining portion settled in cash sometime after the redemption date.

Of the Company’s outstanding redemptions receivable of $2.8 million at March 31, 2013, none of which is gated, $1.9 million was received in cash prior to April 29, 2013. The fair value of the Company’s holdings in funds with gates imposed as of March 31, 2013 was $6.8 million (December 31, 2012—$7.0 million).

Certain funds may be allowed to invest a portion of their assets in illiquid securities, such as private equity or convertible debt. In such cases, a common mechanism used is a side-pocket, whereby the illiquid security is assigned to a separate memorandum capital account or designated account. Typically, the investor loses its redemption rights in the designated account. Only when the illiquid security is sold, or otherwise deemed liquid by the fund, may investors redeem their interest in the side-pocket. As of March 31, 2013, the fair value of hedge funds held in side-pockets was $34.1 million (December 31, 2012—$37.2 million).

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Details regarding the redemption of the hedge fund portfolio as of March 31, 2013 were as follows:

(Expressed in thousands of U.S. Dollars)	Fair Value	Gated/Side Pocket Investments (1)	Investments without Gates or Side Pockets	Redemption Frequency (2)	Redemption Notice Period (2)
Distressed securities	$878	$878	$—
Diversified arbitrage	8,772	8,772	—
Emerging markets	5,241	5,241	—
Event-driven arbitrage	26,392	11,620	14,772	Quarterly	92 days
Fund of funds	18,742	1,109	17,633	Annually (3)	95-370 days
Global macro	77,618	1,012	76,606	Monthly - Quarterly	30-90 days
Long/short credit	21,296	5,223	16,073	Quarterly	60 days
Long/short equity	131,922	7,042	124,880	Monthly - Annually	30-60 days
Total hedge funds	$290,861	$40,897	$249,964

(1)	For those investments that are restricted by gates or that are invested in side pockets, the Company cannot reasonably estimate, as of March 31, 2013, when it will be able to redeem the investment.
(2)	The redemption frequency and notice periods apply to the investments that are not gated or invested in side pockets.
(3)	The fund of funds investment is being redeemed effective June 30, 2013.

As of March 31, 2013, the Company had one unfunded commitment of $5.3 million related to its hedge fund portfolio (December 31, 2012—$5.8 million).

An increase in market volatility and an increase in volatility of hedge funds in general, as well as a decrease in market liquidity, could lead to a higher risk of a large decline in value of the hedge funds in any given time period.

Structured Deposits

The Company holds an index-linked structured deposit with a guaranteed minimum redemption amount of $24.3 million. The deposit has a scheduled redemption date of December 18, 2013. The interest earned on the deposit is a function of the performance of the reference index over the term of the deposit. The Company elected to account for this structured deposit at fair value. As of March 31, 2013, the estimated fair value of the deposit was $24.3 million (December 31, 2012—$24.3 million).

Derivatives

The Company holds convertible bond securities within its available for sale fixed maturity portfolio and uses various other derivative instruments, including interest rate swaps, swaptions, foreign currency forwards and money market futures, to adjust the curve and/or duration positioning of the investment portfolio, to obtain risk neutral substitutes for physical securities and to manage the overall risk exposure of the investment portfolio. Refer to Note 7 for additional details of derivative holdings.

Restricted Assets

The total restricted assets as of March 31, 2013 and December 31, 2012 were as follows:

(Expressed in thousands of U.S. Dollars)	March 31, 2013	December 31, 2012
Restricted cash and cash equivalents	$340,329	$254,458
Restricted assets included in fixed maturities, at fair value	3,904,465	3,992,104
Restricted assets included in other investments	157,863	151,727

Total	$4,402,657	$4,398,289

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

As of March 31, 2013 and December 31, 2012, of the $4,402.7 million and $4,398.3 million, respectively, of restricted cash and cash equivalents and restricted investments, $3,611.6 million and $3,655.3 million, respectively, were on deposit with various state or government insurance departments or pledged in favor of ceding companies. As of March 31, 2013 and December 31, 2012, the remaining $791.1 million and $743.0 million, respectively, of restricted cash and cash equivalents and restricted investments were pledged as security in favor of letters of credit issued. The Company has issued secured letters of credit collateralized against the Company’s investment portfolio.

6. FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value hierarchy, which is based on the quality of inputs used to measure fair value, gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1—Quoted prices for identical instruments in active markets.

Level 2—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.

Level 3—Model derived valuations in which one or more significant inputs or significant value drivers are unobservable.

When the inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement in its entirety. As a result, a Level 3 fair value measurement may include inputs that are observable (Level 1 and 2) and unobservable (Level 3).

The Company determines the existence of an active market based on its judgment as to whether transactions for the financial instrument occur in such market with sufficient frequency and volume to provide reliable pricing information.

At March 31, 2013, the Company determined that U.S. government securities are classified as Level 1. Securities classified as Level 2 include U.S. government-sponsored agency securities, non-U.S. government securities, corporate debt securities, municipal securities, asset-backed securities, residential and commercial mortgage-backed securities, derivative instruments, and structured deposits.

Fair value prices for all securities in the fixed maturities portfolio are independently provided by the investment custodian, investment accounting service provider and investment managers, each of which utilize internationally recognized independent pricing services. The Company records the unadjusted price provided by the investment custodian or the investment accounting service provider and validates this price through a process that includes, but is not limited to: (i) comparison of prices between two independent sources, with significant differences requiring additional price sources; (ii) quantitative analysis (e.g., comparing the quarterly return for each managed portfolio to its target benchmark, with significant differences identified and investigated); (iii) evaluation of methodologies used by external parties to calculate fair value, including a review of the inputs used for pricing; and (iv) comparing the price to the Company’s knowledge of the current investment market.

The independent pricing services used by the investment custodian, investment accounting service provider and investment managers obtain actual transaction prices for securities that have quoted prices in active markets. Each pricing service has its own proprietary method for determining the fair value of securities that are not actively traded. In general, these methods involve the use of “matrix pricing” in which the independent pricing service uses observable market inputs including, but not limited to, reported trades, benchmark yields, broker/dealer quotes, interest rates, prepayment speeds, default rates and such other inputs as are available from market sources to determine a reasonable fair value. In addition, pricing services use valuation models, such as an Option Adjusted Spread model, to develop prepayment and interest rate scenarios. The Option Adjusted Spread model is commonly used to estimate fair value for securities such as mortgage-backed and asset-backed securities.

For all assets and liabilities classified as Level 2, the market approach is utilized. The significant inputs used to determine the fair value of those assets and liabilities classified as Level 2 are as follows:

•

U.S government agency securities consist of securities issued by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation and other agencies. The fair values of these securities are determined using the spread above the risk-free yield curve and reported trades. These are considered to be observable market inputs and, therefore, the fair values of these securities are classified within Level 2.

•

Non-U.S. government securities consist of bonds issued by non-U.S. governments and agencies along with supranational organizations. The significant inputs include the spread above the risk-free yield curve, reported trades and broker/dealer quotes. These are considered to be observable market inputs and, therefore, the fair values of these securities are classified within Level 2.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

•

Corporate securities consist primarily of investment-grade debt of a wide variety of corporate issuers and industries. The fair values of these securities are determined using the spread above the risk-free yield curve, reported trades, broker/dealer quotes, benchmark yields and industry and market indicators. For syndicated bank loan securities held within the corporate category, broker/dealer quotes are the principal source fair value. The principal inputs for corporate securities are considered observable market inputs and, therefore, the fair value of these securities are classified within Level 2.

•

Municipal securities consist primarily of bonds issued by U.S. domiciled state and municipality entities. The fair values of these securities are determined using the spread above the risk-free yield curve, reported trades, broker/ dealer quotes and benchmark yields. These are considered observable market inputs and, therefore, the fair value of these securities are classified within Level 2.

•

Asset-backed securities consist primarily of investment-grade bonds backed by pools of loans with a variety of underlying collateral. The significant inputs used to determine the fair value of these securities includes the spread above the risk-free yield curve, reported trades, benchmark yields, broker/dealer quotes, prepayment speeds and default rates. These are considered observable market inputs and, therefore, the fair value of these securities are classified within Level 2.

•

Residential and commercial mortgage-backed securities include both agency and non-agency originated securities. The significant inputs used to determine the fair value of these securities includes the spread above the risk-free yield curve, reported trades, benchmark yields, broker/dealer quotes, prepayment speeds and default rates. These are considered observable market inputs and, therefore, the fair value of these securities are classified within Level 2.

•

Derivatives consist of convertible bond equity call options, interest rate linked derivative instruments and foreign exchange forward contracts, money market futures and credit derivatives. The fair value of the equity call options is determined using an Option Adjusted Spread model, the significant inputs for which include equity prices, interest rates, volatility rates and benchmark yields. The other derivative instruments trade in the over-the-counter derivative market, or are priced based on broker/dealer quotes or quoted market prices for similar securities. These are considered observable market inputs and, therefore, the fair value of these securities are classified within Level 2.

•	Structured deposits are recorded at fair value based on quoted indexes that are observable, and, therefore, the investments in structured deposits are classified within Level 2.

•

Senior notes are not recorded at fair value but the fair value is disclosed. The fair value is obtained from an independent pricing service, which determines fair value using the spread above the risk-free yield curve, reported trades, broker/ dealer quotes, benchmark yields and industry and market indicators. The principal inputs are considered observable market inputs and, therefore, the fair value is classified within Level 2.

The ability to obtain quoted market prices is reduced in periods of decreasing liquidity, which generally increases the use of matrix pricing methods and generally increases the uncertainty surrounding the fair value estimates. This could result in the reclassification of a security between levels of the fair value hierarchy.

Investments in hedge funds are carried at fair value. The change in fair value is included in net realized and unrealized gains (losses) on investments and recognized in net income. The units of account that are valued by the Company are its interests in the funds and not the underlying holdings of such funds. Thus, the inputs used by the Company to value its investments in each of the funds may differ from the inputs used to value the underlying holdings of such funds. These funds are stated at fair value, which ordinarily will be the most recently reported net asset value as provided by the fund manager or administrator. The use of net asset value as an estimate of the fair value for investments in certain entities that calculate net asset value is a permitted practical expedient. Certain of the Company’s funds have either imposed a gate on redemptions, or have segregated a portion of the underlying assets into a side-pocket. The investments in these funds are classified as Level 3 in the fair value hierarchy as the Company cannot reasonably estimate at March 31, 2013 the time period in which it will be able to redeem its investment. Certain hedge fund investments have a redemption notice period and frequency that is not considered to be in the near term; these investments are also classified as Level 3 in the hierarchy. As of March 31, 2013, the remaining hedge fund portfolio investments are classified as Level 2 in the fair value hierarchy. The Company can reasonably estimate when it will be able to redeem its investments at the net asset value, and the redemption period is considered to be in the near term.

The Company has ongoing due diligence processes with respect to funds in which it invests and their managers. These processes are designed to assist the Company in assessing the quality of information provided by, or on behalf of, each fund and in determining whether such information continues to be reliable or whether further review is warranted. Certain funds do not provide full transparency of their underlying holdings; however, the Company obtains the audited financial statements for every fund annually, and regularly reviews and discusses the fund performance with the fund managers to corroborate the reasonableness of the reported net asset values. While reported net asset value is the primary input to the review, when the net asset value is deemed not to be indicative of fair value, the Company may incorporate adjustments to the reported net asset value and not use the permitted practical expedient on an investment by investment basis. These adjustments may involve significant management judgment.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Based on the review process applied by management, the permitted practical expedient has not been applied to one hedge fund investment. During the year ended December 31, 2010, a reduction of $2.5 million was made to the net asset value reported by the fund manager to adjust the carrying value of the fund to $nil. As of March 31, 2013, the carrying value of this hedge fund investment remains $nil, which is the Company’s best estimate of the fund’s fair value.

A review of fair value hierarchy classifications is conducted on a quarterly basis. Changes in the observability of valuation inputs may result in a reclassification for certain financial assets and liabilities. Reclassifications between Level 1, 2 and 3 of the fair value hierarchy are reported as transfers in and/or out as of the beginning of the quarter in which the reclassifications occur.

The following table presents the Company’s fair value hierarchy for those assets or liabilities measured at fair value on a recurring basis as of March 31, 2013 and December 31, 2012:

March 31, 2013 (Expressed in thousands of U.S. Dollars)	Quoted Prices in Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Other Unobservable Inputs Level 3	Total
U.S. government and agencies	$387,523	$488,085	$—	$875,608
Non-U.S. governments	—	209,547	—	209,547
Corporate securities	—	2,379,205	—	2,379,205
Municipal securities	—	259,899	—	259,899
Asset-backed securities	—	301,698	—	301,698
Residential mortgage-backed securities	—	994,401	—	994,401
Commercial mortgage-backed securities	—	454,540	—	454,540

Total fixed maturities	387,523	5,087,375	—	5,474,898
Hedge funds	—	249,964	40,897	290,861
Structured deposit	—	24,250	—	24,250
Derivative assets, net	—	(592)	—	(592)

Other investments	—	273,622	40,897	314,519

	$387,523	$5,360,997	$40,897	$5,789,417

December 31, 2012 (Expressed in thousands of U.S. Dollars)	Quoted Prices in Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Other Unobservable Inputs Level 3	Total
U.S. government and agencies	$387,572	$497,798	$—	$885,370
Non-U.S. governments	—	246,712	—	246,712
Corporate securities	—	2,610,605	—	2,610,605
Municipal securities	—	273,336	—	273,336
Asset-backed securities	—	371,597	—	371,597
Residential mortgage-backed securities	—	1,234,670	—	1,234,670
Commercial mortgage-backed securities	—	454,259	—	454,259

Total fixed maturities	387,572	5,688,977	—	6,076,549
Hedge funds	—	249,053	44,140	293,193
Structured deposit	—	24,250	—	24,250
Derivative assets, net	—	(488)	—	(488)

Other investments	—	272,815	44,140	316,955

	$387,572	$5,961,792	$44,140	$6,393,504

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The following table presents the Company’s fair value hierarchy for those assets not carried at fair value in the consolidated balance sheet but for which disclosure of the fair value is required as of March 31, 2013 and December 31, 2012:

March 31, 2013 (Expressed in thousands of U.S. Dollars)	Quoted Prices in Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Other Unobservable Inputs Level 3	Total
U.S. government and agencies	$10,025	$21,083	$—	$31,108
Non-U.S. governments	—	651,847	—	651,847
Corporate securities	—	328,586	—	328,586
Municipal securities	—	1,879	—	1,879
Asset-backed securities	—	208	—	208

Total held to maturity fixed maturities	$10,025	$1,003,603	$—	$1,013,628

December 31, 2012 (Expressed in thousands of U.S. Dollars)	Quoted Prices in Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Other Unobservable Inputs Level 3	Total
U.S. government and agencies	$10,224	$21,257	$—	$31,481
Non-U.S. governments	—	680,094	—	680,094
Corporate securities	—	358,308	—	358,308
Asset-backed securities	—	425	—	425

Total held to maturity fixed maturities	$10,224	$1,060,084	$—	$1,070,308

The fair value of the Company’s senior notes as of March 31, 2013 was $508.2 million (December 31, 2012—$501.1 million) and is classified within Level 2 of the fair value hierarchy.

The Company has no assets or liabilities measured at fair value on a non-recurring basis as of March 31, 2013.

The following tables provide a summary of the changes in fair value of the Company’s Level 3 financial assets (and liabilities) for the three months ended March 31, 2013 and 2012:

	Other Investments
(Expressed in thousands of U.S. Dollars)	2013	2012
Beginning balance at January 1	$44,140	$102,866
Total gains or losses (realized/unrealized)
Included in net income	1,911	(1,380)
Included in other comprehensive income	—	—
Purchases	499	503
Issuances	—	—
Settlements	(5,653)	(1,233)
Transfers in and/or out of Level 3	—	—

Ending balance at March 31	$40,897	$100,756

The amount of total gains (losses) for the three months ended March 31, included in earnings attributable to the change in unrealized gains or losses relating to assets still held at March 31	$1,910	$(1,380)

7. DERIVATIVE INSTRUMENTS

The Company recognizes all derivative instruments as either assets or liabilities in the consolidated balance sheets and measures them at fair value.

The Company uses various interest rate-linked derivatives, including swaptions, swaps and futures to manage the interest rate exposure of its fixed maturity investment portfolio. The Company also uses various foreign currency forward contracts, money market futures, credit derivatives and interest rate swaps as part of a total investment strategy applied to a portion of the Company’s investment portfolio. The Company may also hold convertible bond securities, with embedded equity call options, for their total return potential. None of the derivatives used were designated as hedging investments.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The fair values of derivative instruments as of March 31, 2013 were:

Derivatives not designated as hedging instruments (Expressed in thousands of U.S. Dollars)	Derivative assets Fair Value	Derivative liabilities Fair Value
Foreign exchange forward contracts	$355	$(947)

Total derivatives	$355	$(947)

The fair values of derivative instruments as of December 31, 2012 were:

Derivatives not designated as hedging instruments (Expressed in thousands of U.S. Dollars)	Derivative assets Fair Value	Derivative liabilities Fair Value
Interest rate-linked derivatives	$132	$(574)
Foreign exchange forward contracts	330	(376)

Total derivatives	$462	$(950)

The derivative assets and liabilities are included within other investments in the consolidated balance sheets.

As of March 31, 2013, the Company had outstanding interest rate swaps and swaptions of $nil in notional long positions and $nil in notional short positions (December 31, 2012—$52.0 million and $62.7 million, respectively). As of March 31, 2013, the Company had outstanding foreign currency forward contracts of $138.7 million in long positions and $238.9 million in short positions (December 31, 2012—$10.4 million and $145.9 million, respectively).

The impact of derivative instruments on the consolidated statement of operations and comprehensive income for the three months ended March 31, 2013 and 2012, was:

Derivatives not designated as hedging instruments (Expressed in thousands of U.S. Dollars)	2013 Amount of Gain or (Loss) Recognized in Income on Derivatives	2012 Amount of Gain or (Loss) Recognized in Income on Derivatives
Convertible bond equity call options	$—	$1,964
Interest rate-linked derivatives	(733)	6,856
Credit default swaps	—	65
Money market futures	—	234
Foreign exchange forward contracts	561	(1,422)

Total derivatives	$(172)	$7,697

The gain (loss) on all derivative instruments is included within net realized and unrealized gains (losses) on investments in the consolidated statement of operations and comprehensive income.

8. SENIOR NOTES

On September 27, 2010, Alterra Finance, a wholly-owned indirect subsidiary of Alterra, issued $350.0 million principal amount of 6.25% senior notes due September 30, 2020 with interest payable on March 30 and September 30 of each year, or the 6.25% senior notes. The 6.25% senior notes are Alterra Finance’s senior unsecured obligations and rank equally in right of payment with all of Alterra Finance’s future unsecured and unsubordinated indebtedness and rank senior to all of Alterra Finance’s future subordinated indebtedness. The 6.25% senior notes are fully and unconditionally guaranteed by Alterra on a senior unsecured basis. The guarantee ranks equally with all of Alterra’s existing and future unsecured and unsubordinated indebtedness and ranks senior to all of Alterra’s future subordinated indebtedness. The effective interest rate related to the 6.25% senior notes, based on the net proceeds received, was 6.37%. The proceeds, net of issuance costs, from the sale of the 6.25% senior notes were $346.9 million and were used to repay a $200.0 million revolving bank loan outstanding under a credit facility, with the remainder used for general corporate purposes.

Alterra Finance is a finance subsidiary and has no independent activities, assets or operations other than in connection with the 6.25% senior notes.

On April 16, 2007, Alterra USA privately issued $100.0 million principal amount of 7.20% senior notes due April 14, 2017 with interest payable on April 16 and October 16 of each year, or the 7.20% senior notes. The 7.20% senior notes are Alterra USA’s senior unsecured obligations and rank equally in right of payment with all existing and future senior unsecured

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

indebtedness of Alterra USA. The 7.20% senior notes are fully and unconditionally guaranteed by Alterra. The effective interest rate related to the 7.20% senior notes, based on the net proceeds received, was 7.27%. The net proceeds from the sale of the 7.20% senior notes were $99.5 million, which were used to repay a bank loan used to acquire Alterra E&S. Following repurchases of $8.5 million and $0.9 million principal amount in December 2008 and December 2009, respectively, the principal amount of the 7.20% senior notes outstanding as of March 31, 2013 was $90.6 million.

The Company has the option to redeem both the 6.25% senior notes and the 7.20% senior notes at any time, in whole or in part, at a “make-whole” redemption price, which is equal to the greater of the aggregate principal amount or the sum of the present values of the remaining scheduled payments of principal and interest.

Interest expense in connection with the senior notes was $7.1 million and $7.1 million for the three months ended March 31, 2013 and 2012, respectively.

9. INCOME TAXES

Alterra and Alterra Bermuda are incorporated in Bermuda and pursuant to Bermuda law are not taxed on either income or capital gains. They have each received an assurance from the Bermuda Minister of Finance under the Exempted Undertaking Tax Protection Act, 1966 of Bermuda that if there is enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, then the imposition of any such tax will not be applicable until March 2035. The Company’s subsidiaries that are based in jurisdictions other than Bermuda are subject to the tax laws of those jurisdictions and the jurisdictions in which they operate.

The Company records income taxes during the period on the estimated effective annual rates for the year ending December 31, 2013 and the year ended December 31, 2012. Interest and penalties related to uncertain tax positions, of which there have been none, would be recognized in income tax expense.

10. EQUITY CAPITAL

The Board of Directors of the Company declared the following dividends during 2013 and 2012:

Date Declared	Dividend per share	Dividend to be paid to shareholders of record on	Payable On
February 5, 2013	$0.16	February 19, 2013	March 5, 2013
November 6, 2012	$0.16	November 20, 2012	December 4, 2012
August 7, 2012	$0.16	August 21, 2012	September 4, 2012
May 8, 2012	$0.14	May 22, 2012	June 5, 2012
February 8, 2012	$0.14	February 22, 2012	March 7, 2012

During the three months ended March 31, 2013, the Company repurchased 200,282 common shares at an average price of $30.71 per common share for a total amount of $6.2 million, including the costs incurred to effect the repurchases. These repurchases were in connection with our employee benefit plans, including, as applicable, purchases associated with the exercise of options and the vesting of restricted stock and restricted stock unit awards. These purchases were not made pursuant to a publicly announced repurchase plan or program. As of March 31, 2013, the remaining authorization under the Company’s Board-approved share repurchase program was $301.7 million.

As of March 31, 2013, the Company’s total authorized share capital is $220.0 million. Authorized but unissued shares may be issued as common or preferred shares as the Board may from time to time determine.

11. EARNINGS PER SHARE

Basic earnings per share is based on weighted average common shares outstanding and excludes any dilutive effect of warrants, options and convertible securities. Unvested share-based compensation awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are considered participating awards and are included in the computation of basic earnings per share. Non-participating unvested share-based compensation awards are excluded from the computation of basic earnings per share. Diluted earnings per share assumes the conversion of dilutive convertible securities and the exercise of dilutive stock warrants and options.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The following tables set forth the computation of basic and diluted earnings per share for the three months ended March 31, 2013 and 2012:

	Three Months Ended March 31,
(Expressed in thousands U.S. Dollars, except share and per share amounts)	2013	2012
Basic earnings per share:
Net income	$99,184	$79,024
Weighted average common shares outstanding—basic	95,721,183	101,002,884

Basic earnings per share	$1.04	$0.78

Diluted earnings per share:
Net income	$99,184	$79,024

Weighted average common shares outstanding—basic	95,721,183	101,002,884
Conversion of warrants	4,045,080	1,931,251
Conversion of options	359,324	116,024
Conversion of employee stock purchase plan	—	6,405
Non participating restricted shares	388,069	97,517

Weighted average common shares outstanding—diluted	100,513,656	103,154,081

Diluted earnings per share	$0.99	$0.77

For the three months ended March 31, 2013, the impact of the conversion of 80,088 options was excluded from the computation of diluted earnings per share because the effect would have been anti-dilutive. For the three months ended March 31, 2012, the impact of the conversion of warrants of 293,924 and options of 2,447,987 was excluded from the computation of diluted earnings per share because the effect would have been anti-dilutive.

12. RELATED PARTIES

The Chubb Corporation

Effective December 15, 2005, Harbor Point acquired the continuing operations and certain assets of Chubb Re, Inc, or Chubb Re, the assumed reinsurance division of The Chubb Corporation, or Chubb, a significant shareholder of Harbor Point at the time, and now a significant shareholder of Alterra. Pursuant to the transaction, Harbor Point and Federal Insurance Company, or Federal, the principal operating subsidiary of Chubb, entered into a runoff services agreement.

Under the runoff services agreement, the Company provides claims management services on Federal’s behalf with respect to reinsurance business of Federal produced by Chubb Re from December 7, 1998 to December 31, 2005. This agreement may be terminated at any time at the sole discretion of Federal. Except for certain direct claims costs, there is no consideration paid by Federal or Chubb Re to the Company under this agreement.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The Company has entered into several reinsurance agreements with Federal and Chubb Re. The following is a summary of the amounts recognized in the accompanying consolidated balance sheets and consolidated statements of operations and comprehensive income related to these agreements since the Amalgamation:

(Expressed in thousands of U.S. Dollars)	As of March 31, 2013	As of December 31, 2012
Balance Sheets
Premiums receivable	$2,751	$4,409
Losses and benefits recoverable from reinsurers	5,213	5,146
Unearned property and casualty premiums	12,359	14,967
Property and casualty losses	199,642	202,294
Funds withheld from reinsurers	564	575

	Three Months Ended
(Expressed in thousands of U.S. Dollars)	March 31, 2013	March 31, 2012
Statements of Operations
Gross premiums written	$2,748	$2,605
Net earned premiums	4,994	5,360
Net losses and loss expenses	3,870	(905)
Acquisition costs	1,099	1,110

Grand Central Re Limited

The Company owns 7.5% of the ordinary shares of Grand Central Re. In conjunction with this investment, Alterra Bermuda entered into a quota share retrocession agreement with Grand Central Re that requires each of Alterra Bermuda and Grand Central Re to retrocede a portion of their respective gross premiums written from certain transactions to the other party. Alterra Bermuda has not ceded any new business to Grand Central Re since 2003.

The accompanying consolidated balance sheets and consolidated statements of operations and comprehensive income include, or are net of, the following amounts related to the quota share retrocession agreement with Grand Central Re:

(Expressed in thousands of U.S. Dollars)	As of March 31, 2013	As of December 31, 2012
Balance Sheets
Losses and benefits recoverable from reinsurers	$33,814	$34,277
Deposit liabilities	10,786	11,038
Funds withheld from reinsurers	56,271	57,498
Reinsurance balance payable	60	207

	Three Months Ended
(Expressed in thousands of U.S. Dollars)	March 31, 2013	March 31, 2012
Statements of Operations
Reinsurance premiums ceded	$83	$18
Earned premiums ceded	83	18
Other income	25	25
Net losses and loss expenses	—	—
Claims and policy benefits	(604)	(368)
Interest expense	(82)	(78)

The variable quota share retrocession agreement with Grand Central Re is principally collateralized on a funds withheld basis. The rate of return on funds withheld is based on the average of two total return fixed maturity indices. The interest expense recognized by the Company will vary from period to period due to changes in the indices.

New Point IV Limited

The Company owns 34.8% of the outstanding common shares of New Point IV, a Bermuda domiciled company incorporated in 2011. In conjunction with this investment, Alterra Agency and Alterra Bermuda entered into an underwriting services agreement with New Point Re IV, a wholly-owned subsidiary of New Point IV. The fees associated with this agreement for the three months ended March 31, 2013 and 2012 were $0.1 million and $4.3 million, respectively.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

New Point V Limited

The Company owns 30.3% of the outstanding common shares of New Point V, a Bermuda domiciled company incorporated in 2012. In conjunction with this investment, Alterra Agency and Alterra Bermuda entered into an underwriting services agreement with New Point Re V, a wholly-owned subsidiary of New Point V. The fees associated with this agreement for the three months ended March 31, 2013 were $4.8 million.

Bay Point Holdings Limited

The Company owns 13.8% of the outstanding common shares of Bay Point. In conjunction with this investment, Alterra Bermuda entered into a quota share reinsurance agreement to cede 30% of its property-related lines of business to Bay Point Re Limited, a Bermuda-domiciled, wholly-owned reinsurance subsidiary of Bay Point that is managed by Alterra Agency. This quota share reinsurance agreement expired on December 31, 2007. As of March 31, 2013, $2.2 million (December 31, 2012—$2.5 million) was included in premiums receivable and $2.9 million (December 31, 2012—$3.3 million) in losses and benefits recoverable from reinsurers related to this agreement.

13. COMMITMENTS AND CONTINGENCIES

Credit Facilities

On December 16, 2011, Alterra and Alterra Bermuda entered into a $1,100.0 million four-year secured credit facility, or the Senior Credit Facility, with Bank of America and various other financial institutions. The Senior Credit Facility provides for secured letters of credit to be issued for the account of Alterra, Alterra Bermuda and certain other subsidiaries of Alterra and for loans to Alterra and Alterra Bermuda. Loans under the facility are subject to a sublimit of $250.0 million. Subject to certain conditions and at the request of Alterra, the aggregate commitments of the lenders under the Senior Credit Facility may be increased up to a total of $1,600.0 million.

In July 2009, Harbor Point Re Limited (now Alterra Bermuda) entered into a letter of credit facility with Citibank N.A. This credit facility provides up to GBP 30.0 million for the issuance of secured letters of credit in support of the operations of the London branch of Alterra Europe, an indirect subsidiary of Alterra Bermuda.

In December 2012, Alterra Bermuda renewed a $75.0 million letter of credit facility with The Bank of Nova Scotia, which expires on December 13, 2013.

The following table provides a summary of the credit facilities and the amounts pledged as collateral for the issued and outstanding letters of credit as of March 31, 2013 and December 31, 2012:

	Credit Facilities
(expressed in thousands of U.S. Dollars or Great Britain Pounds, as applicable)	U.S Dollar Facilities	Great Britain Pound Facilities
Letter of credit facility capacity as of:
March 31, 2013	$1,175,000	GBP	30,000

December 31, 2012	$1,175,000	GBP	30,000

Letters of credit issued and outstanding as of:
March 31, 2013	$527,098	GBP	16,774

December 31, 2012	$670,861	GBP	16,774

Cash and fixed maturities at fair value pledged as collateral as of:
March 31, 2013	$756,515	GBP	22,760

December 31, 2012	$706,671	GBP	22,355

Each of the credit facilities requires that the Company and/or certain of its subsidiaries comply with certain financial covenants, which may include a minimum consolidated tangible net worth covenant, a minimum issuer financial strength rating, and restrictions on the payment of dividends. The Company was in compliance with all of the financial covenants of each of its letter of credit facilities as of March 31, 2013.

Legal Proceedings

The Company’s insurance and reinsurance subsidiaries are subject to litigation and arbitration in the normal course of their operations. These disputes principally relate to claims on policies of insurance and contracts of reinsurance and are typical

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

for the Company and for participants in the property and casualty insurance and reinsurance industries in general. Such legal proceedings are considered in connection with estimating the Company’s reserve for property and casualty losses. An estimate of any amounts payable under such proceedings is included in the reserve for property and casualty losses in the consolidated balance sheet. As of March 31, 2013, based on available information, it was the opinion of the Company’s management that the ultimate resolution of pending or threatened litigation or arbitrations, both individually and in the aggregate, would not have a material effect on the Company’s financial condition, results of operations or liquidity.

Commitments

On June 19, 2012, Alterra Holdings, a wholly-owned subsidiary of the Company, along with private equity funds sponsored by Stone Point Capital, LLC, including Trident V L.P., and several third party investors, executed a subscription agreement with New Point V to purchase common shares of New Point V. Following execution of the subscription agreement and subsequent issuances of common shares, Alterra Holdings holds approximately 30.3% of the issued and outstanding common shares of New Point V. As of March 31, 2013 Alterra Holdings’ remaining commitment under the subscription agreement with New Point V was $8.4 million.

On March 1, 2013 the Company granted long term incentive awards in the form of cash to certain employees under which the Company has committed to the payment of up to an aggregate of $22.1 million in cash compensation to such employees on March 1, 2016, provided they remain employed with the Company on that date. Payments may be accelerated prior to March 1, 2016 for certain qualifying employment terminations.

In connection with and contingent upon the closing of the planned Merger with Markel, the Company has instituted a retention plan for certain employees under which the Company has committed to the payment of stay bonuses up to an aggregate of $23.6 million in cash compensation to such employees one year from the closing of the Merger, provided they remain employed with the Company to that date. Payments may be accelerated for certain qualifying employment terminations.

In connection with the planned Merger with Markel, the Company has a commitment for professional fees of $19.0 million which will be incurred upon the successful closing of the Merger.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

14. SHARE BASED EQUITY AWARDS

At Alterra’s May 5, 2008 Annual General Meeting of Shareholders, Alterra’s shareholders approved the adoption of the 2008 Stock Incentive Plan, or the 2008 Plan, under which the Company may award, subject to certain restrictions, incentive stock options, non-qualified stock options, restricted stock, restricted stock units, share awards and other awards. The 2008 Plan is administered by the Compensation Committee of the Board of Directors, or the Committee.

Prior to adoption of the 2008 Plan, the Company made awards of equity compensation under a stock incentive plan approved by the shareholders in June 2000, as subsequently amended, or the 2000 Plan. Effective upon the adoption of the 2008 Plan, unused shares from the 2000 Plan became unavailable for future awards and instead are used only to fulfill obligations from outstanding option awards or reload obligations pursuant to grants originally made under the 2000 Plan.

In May 2010, in connection with the Amalgamation, the Company issued replacement warrants, options and restricted stock awards to holders of Harbor Point warrants, options and restricted stock awards. The replacement warrants were issued in connection with the surrender of the original warrants and the replacement options and restricted stock awards were issued under the terms and conditions of the Harbor Point Limited Amended and Restated 2006 Equity Incentive Plan, as amended, or the 2006 Plan, and together with the 2008 Plan and the 2000 Plan, the Plans. The 2006 Plan was approved by Harbor Point’s shareholders on November 17, 2006 and is administered by the Committee.

Warrants

On May 12, 2010, the Company issued 8,911,449 replacement warrants in connection with the Amalgamation. The warrants were originally issued by Harbor Point to founding shareholders and employees in connection with the purchase of shares at the time of its formation. The warrants held by non-employees are subject to anti-dilution provisions which, in the event of certain specified events including payment of cash dividends, provide the holder of the warrant the option to have the exercise price and number of warrants adjusted such that the holder of the warrant is in the same economic position as if the warrant had been exercised immediately prior to such event, or receive the cash dividends upon exercise of the warrant. The warrants held by employees are entitled to receive accumulated cash dividends upon exercise of the warrants. The warrant expiration dates range from December 15, 2015 to May 15, 2016.

Warrant related activity is as follows:

	Warrants Outstanding	Warrants Exercisable	Weighted Average Exercise Price	Weighted Average Fair Value	Range of Exercise Prices
Balance, December 31, 2012	10,684,539	10,684,539	$18.83	$7.05	$18.60 - $26.48
Additional warrants issued as a result of dividends declared	54,834	54,834	$18.54	$7.09	$18.50 - $18.59

Balance, March 31, 2013	10,739,373	10,739,373	$18.74	$7.05	$18.50 - $26.48

On February 5, 2013, Alterra declared a dividend of $0.16 per share. This dividend resulted in a reduction in the weighted average exercise price of $0.09 and an increase in the number of warrants outstanding by 54,834 (issued at a weighted average grant date fair value per warrant of $7.09). As of March 31, 2013, a deferred dividend liability of $2.7 million is included in accounts payable and accrued expenses in the consolidated balance sheets for those warrant holders who receive cash for dividends declared rather than the anti-dilution adjustment.

The warrants contain a “cashless exercise” provision that allows the warrant holder to surrender the warrants with notice of cashless exercise and receive a number of shares based on the market value of the Company’s shares. The cashless exercise provision results in a lower number of shares being issued than the number of warrants exercised. No warrants were exercised during the three months ended March 31, 2013.

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Stock Option Awards

Options that have been granted under the Plans have an exercise price equal to or greater than the fair market value of Alterra’s common shares on the date of grant and have a maximum ten-year term. The fair value of awards granted under the Plans are measured as of the grant date and expensed ratably over the vesting period of the award. All awards provide for accelerated vesting upon a change in control of Alterra. Shares issued under the Plans are made available from authorized but unissued shares. The Company issued 18,095 options during the three months ended March 31, 2013.

The fair value of options issued was estimated using the Black-Scholes option pricing model with the weighted average assumptions detailed below.

2013
Option valuation assumptions:
Expected remaining option life	0.7 years
Expected dividend yield	1.57%
Expected volatility	26.10%
Risk-free interest rate	0.30%
Forfeiture rate	—%

A summary of the 2000 Plan related activity follows:

	Options Outstanding	Options Exercisable	Weighted Average Exercise Price	Fair Value of Options	Range of Exercise Prices
Balance, December 31, 2012	606,198	606,198	$21.81	$6.57	$10.75 - $29.76
Options granted	18,095		$31.07	$2.39	$30.91 - $31.69
Options exercised	(44,041)		$20.08	$4.90	$10.75 - $24.74
Options forfeited	(7,388)		$24.74	$4.94	$24.74

Balance, March 31, 2013	572,864	572,864	$22.20	$6.59	$10.75 - $31.69

A summary of the 2008 Plan related activity follows:

	Awards Available for Grant	Options Outstanding	Options Exercisable	Weighted Average Exercise Price	Fair Value of Options	Range of Exercise Prices
Balance, December 31, 2012	727,876	108,333	108,333	$15.75	$6.01	$15.75
Restricted stock forfeited	1,693

Balance, March 31, 2013	729,569	108,333	108,333	$15.75	$6.01	$15.75

ALTERRA CAPITAL HOLDINGS LIMITED

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

A summary of the 2006 Plan related activity follows:

	Awards Available for Grant	Options Outstanding	Options Exercisable	Weighted Average Exercise Price	Fair Value of Options	Range of Exercise Prices
Balance, December 31, 2012	1,775,127	1,158,539	1,158,539	$26.78	$5.21	$26.48 - $30.82
Restricted stock forfeited	870
Options forfeited	755	(755)		$26.48	$5.19	$26.48
Options exercised	—	(158,579)		$26.88	$5.23	$26.48 - $30.82

Balance, March 31, 2013	1,776,752	999,205	999,205	$26.76	$5.21	$26.48 - $30.82

Restricted Stock Awards

Restricted stock and restricted stock units, or RSUs, issued under the Plans have terms set by the Committee. These restricted stock and RSUs contain restrictions relating to, among other things, vesting, forfeiture in the event of termination of employment and transferability. Restricted stock and RSU awards are valued equal to the market price of the Company’s common stock on the date of grant. The fair value of the shares and RSUs is charged to income over the vesting period. Generally, restricted stock and RSU awards vest between three and five years after the date of grant. The Company has also issued restricted shares and restricted share units with vesting terms that include a performance condition related to growth in book value per share or diluted book value per share over a three or a five year period.

Total compensation cost recognized for restricted stock and RSU awards recorded in general and administrative expenses was $4.8 million and $7.5 million for the three months ended March 31, 2013 and 2012, respectively. Included within compensation cost was $0.8 million and $0.6 million related to performance based awards for the three months ended March 31, 2013 and 2012, respectively. As of March 31, 2013, there was $21.0 million of unrecognized compensation costs related to restricted stock and RSU awards, including $7.2 million related to performance based awards. These costs are expected to be recognized over weighted average periods of 1.8 years and 2.2 years , respectively.

A summary of the Company’s unvested restricted stock awards as of December 31, 2012 and changes during the three months ended March 31, 2013 follow:

	Non-vested Restricted Stock	Weighted - Average Grant - Date Fair Value	Non-vested RSUs	Weighted - Average Grant - Date Fair Value
Balance, December 31, 2012	3,474,367	$22.15	376,528	$22.53
Awards vested	(815,906)	$23.88	(152,985)	$23.97
Awards forfeited	(2,563)	$21.61	—	$—

Balance, March 31, 2013	2,655,898	$21.60	223,543	$21.55

Employee Stock Purchase Plan

On July 1, 2008, the Company introduced an employee stock purchase plan, or the ESPP. The ESPP gives participating employees the right to purchase common shares through payroll deductions during subscription periods, or the Subscription Periods. The Subscription Periods ran from January 1 to June 30 and from July 1 to December 31 each year. Effective January 1, 2013 the ESPP was suspended. The Company recorded an expense for the ESPP of $nil and $0.1 million for the three months ended March 31, 2013 and 2012, respectively.